SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                 OXiGENE, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  13-3679168
                     (I.R.S. employer identification no.)

                      One Copley Place, Suite 602, Boston MA       02116
- ----------------------------------------------------------------------------
                   (Address of principal executive offices)         (Zip code)

                            1996 Stock Incentive Plan
                           (Full title of the plan)

                             Gerald A. Eppner, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                               New York, NY 10038
                     (Name and address of agent for service)

                                 (212) 504-6000
          (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
=======================================================================================
       Title of            Amount      Proposed maximum  Proposed maximum   Amount of
      securities            to be       offering price      aggregate      registration
   to be registered      registered      per share(1)    offering price(1)     fee
- ---------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share           1,260,419       $28.8125         $18,895,004        $4,989
=======================================================================================

(1) Of the shares being registered, 12,000 shares are being offered at $6.00 per share, 16,000 shares are being offered at $8.50 per share, 186,804 shares are being offered at $8.9375 per share, 8,000 shares are being offered at $9.00 per share, 2,000 shares are being offered at $9.438 per share, 184,431 shares are being offered at $10.00 per share, 58,500 shares are being offered at $10.25 per share, 55,569 shares are being offered at $10.50 per share, 45,000 shares are being offered at $12.00 per share, 30,000 shares are being offered at $22.125 per share, and 100,000 shares are being offered at $28.8125 per share. In addition, 552,115 shares are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price of such 552,115 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the Common Stock (approximately $17.625) quoted on The Nasdaq Stock Market, Inc. National Market on December 9, 1999.

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                            REGISTRATION STATEMENT



(1)    The cover page of Exhibit No. 4.2 is hereby amended as follows:

                                 "OXiGENE, INC.
                            1996 STOCK INCENTIVE PLAN
                     (As Amended Through November 12, 1998)"

       is hereby deleted and replaced to read:

                                 "OXiGENE, INC.
                            1996 STOCK INCENTIVE PLAN
                     (As Amended Through November 12, 1999)".


(2)   Page 1 of Exhibit No. 4.2 is hereby amended as follows:


                                  "OXiGENE, INC.
                            1996 STOCK INCENTIVE PLAN
                      (As Amended Through October 8, 1998)"

       is hereby deleted and replaced to read:

                                  "OXiGENE, INC.
                            1996 STOCK INCENTIVE PLAN
                     (As Amended Through November 12, 1999)".



No further amendment to the Registrant's Registration Statement on Form S-8 is hereby effected.

                                   SIGNATURES



       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden or in the City of New York, State of New York, on this 13th day of January 2000.


                                               OXiGENE, INC.


                                               By:  /s/ Bjorn Nordenvall
                                                  -----------------------------
                                                  Bjorn Nordenvall
                                                  President and Chief Executive
                                                  Officer